Exhibit (h)(5)(iv)

EXECUTION COPY

AMENDMENT NO. 3

TO

CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of December 26, 2018, to the Credit Agreement, dated as of May 1, 2017, by and among each corporation and each trust listed on Schedule 1 hereto and The Bank of New York Mellon, as amended by Amendment No. 1, dated as of October 3, 2017 and Amendment No. 2, dated, as of April 24, 2018 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.             Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.            The Borrowers desire to add The International Smaller Companies Fund as a Fund under the Credit Agreement (“New Fund”, and the Related Company of such New Fund, acting on behalf of and for the account of such New Fund, the “New Borrower”), in each case upon the terms and conditions contained in this Amendment and in the Joinder Agreement entered into on or around the date of this Amendment between the parties to this Amendment (“Joinder Agreement”) and the Bank has agreed thereto on the terms and conditions contained in this Amendment and in the Joinder Agreement.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (b) of the defined term “Applicable Minimum Adjusted Asset Coverage” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) with respect to each Borrower whose Related Fund is any of The Long Term Growth Equity Fund, The International Smaller Companies Fund or The Emerging Markets Fund, 5.00:1.00,

2.             Paragraph 1 of this Amendment shall not be effective until the following condition is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           the Bank shall have received from each Company, either (i) a counterpart of this Amendment executed by a duly authorized representative of such Company or (ii) written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that a duly authorized representative of such Company has executed a counterpart of this Amendment.

3.             Each Borrower (including the New Borrower) (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of such Borrower’s obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) (1) represents and warrants that, as of the date of execution and delivery hereof by such Borrower, no Default has occurred and is continuing and (2) the representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

4.             In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

5.             This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

6.             THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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2

IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 3 to the Credit Agreement to be executed by its duly authorized representative as of the day and year first above written.

BAILLIE GIFFORD FUNDS

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer

Baillie Gifford Funds – Amendment No. 3 to the Credit Agreement

THE BANK OF NEW YORK MELLON

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

Baillie Gifford Funds – Amendment No. 3 to the Credit Agreement

Schedule 1

List of Companies, Funds, Administrators, Auditors and Custodians

Company	Fund	Administrator	Auditor	Custodian
Baillie Gifford Funds	The International Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The EAFE Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The EAFE Choice Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The EAFE Pure Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or	The Bank of New York Mellon

Company	Fund	Administrator	Auditor	Custodian
Cohen & Company As of and following September 19, 2017: Cohen & Company

	The Long Term Global Growth Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The Global Alpha Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The Emerging Markets Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The International Choice Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19,	The Bank of New York Mellon

Company	Fund	Administrator	Auditor	Custodian
2017: Cohen & Company

	The U.S. Equity Growth Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The Asia Ex Japan Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The Global Select Equity Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

	The International Concentrated Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

	The Multi Asset Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

	The Positive Change Equity Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

	The International Smaller Companies Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon